EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in the following registration statements of Anadarko Petroleum Corporation of our report dated January 26, 1998, relating to the audited consolidated statement of income and comprehensive income, changes in shareholders' equity, and cash flows of Union Pacific Resources Group Inc. for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of Union Pacific Resources Group Inc., excerpts of which appears in this Current Report on Form 8-K.


(a)   Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

(b) Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan (No. 33-22134).

(c) Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Plan for Non-Employee Directors (No. 33-30384).

(d) Form S-8, Anadarko Petroleum Corporation 1993 Stock Incentive Plan (No. 33-54485).

(e) Form S-3, Anadarko Petroleum Corporation Dividend Reinvestment and Stock Purchase Plan (No. 333-65915).

(f) Form S-8, Anadarko Petroleum Corporation 1998 Director Stock Plan (No. 333-78301).

(g) Form S-8, Anadarko Petroleum Corporation 1999 Stock Incentive Plan (No. 333-78303).

(h) Form S-3, Anadarko Petroleum Corporation Registration Statement for $1 billion of Debt Securities, Preferred Stock and Common Stock (No. 333-76127).






/s/ Deloitte & Touche LLP
-------------------------
Dallas, TX
July 28, 2000